Exhibit 10.1

DUCOMMUN INCORPORATED

2013 STOCK INCENTIVE PLAN

(Amended and Restated May 2, 2018)

Section 1. PURPOSE OF PLAN

The purpose of the 2013 Stock Incentive Plan (the “Plan”) of Ducommun Incorporated, a Delaware corporation (the “Corporation”), is to enable the Corporation and its subsidiaries to attract, retain and motivate their employees and nonemployee directors by providing for or increasing the proprietary interests of such persons in the Corporation.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Any person who is a current or prospective employee or a nonemployee director of the Corporation or any of its subsidiaries shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. In addition any service provider who has been retained to provide consulting, advisory or other services to the Corporation shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. Any such person to whom an Award has been granted under the Plan is called a “Participant.”

Section 3. AWARDS

(a) The Board of Directors and/or the Committee (as hereinafter defined), on behalf of the Corporation, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share, of the Corporation (“Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, restricted stock units, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative; provided that, Participants shall have no voting rights with respect to any Common Shares subject to such Awards until the Participant has become the holder of record of the Common Shares; provided, further, that dividends or dividend equivalents credited/payable in connection with an Award (to the extent such dividends or dividend equivalents may become credited/payable for the Award) that are not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award vests. Dividend equivalent rights shall not be granted in connection with any Award of stock options or stock appreciation rights.

(c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board of Directors and/or the Committee, including, without limitation, services rendered by the recipient of such Award.

(d) Subject to the provisions of this Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i) a provision conditioning or accelerating the receipt of benefits pursuant to such Award upon the occurrence of specified events, including, without limitation, a termination of employment or an event of the type described in Section 7 hereof; or

(ii) a provision required in order for such Award to qualify as an incentive stock option (“Incentive Stock Option”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that the recipient of such Award is eligible under the Code to receive an Incentive Stock Option.

(e) Notwithstanding anything herein to the contrary, with respect to stock options and stock appreciation rights issued under the Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine the exercise or base price per Common Share subject to such Awards, which, in no event will be less than the Fair Market Value (as defined below) of the Common Shares on the date of grant; provided, however, that the exercise or base price per Common Share with respect to a stock option or stock appreciation right that is granted in connection with a merger or other acquisition as a substitute or replacement award for options and/or stock appreciation rights held by employees or directors of the acquired entity may be less than 100% of the Fair Market Value of the Common Shares on the date such Award is granted if such exercise or base price is based on an adjustment method or formula set forth in the terms of the awards held by such individuals or in the terms of the agreement providing for such merger or other acquisition; provided, further, that, in the case of stock options, such terms must satisfy the requirements of (i) Section 409A of the Code, if such stock options held by such optionees are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, and (ii) Section 424(a) of the Code, if such stock options held by such optionees are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. For purposes of the Plan, the term “Fair Market Value” means, as of any given date, the closing sales price on such date (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Shares on the New York Stock Exchange Composite Tape. The exercise price of any stock option may be paid in Common Shares, cash or a combination thereof, as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Shares issuable under a stock option, the delivery of previously owned Common Shares, the withholding of Common Shares otherwise deliverable upon exercise, or the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee.

(f) The Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine the term of each stock option and stock appreciation right awarded under the Plan, which in no case shall exceed a period of ten (10) years from the date of grant.

(g) Other than in connection with a change in the Corporation’s capitalization (as described in Section 7), the Corporation shall not, without shareholder approval, reduce the exercise price of a stock option or stock appreciation right and, at any time when the exercise price of a stock option or stock appreciation right is above the Fair Market Value, the Corporation shall not, without shareholder approval (except in the case of a change in control), cancel and re-grant or exchange such stock option or stock appreciation right for cash or a new Award.

(h) Notwithstanding anything herein to the contrary, the grant, issuance, retention, vesting and/or settlement of restricted stock, restricted stock unit, performance share, performance unit and other similar Awards will occur when and in such installments and/or pursuant to the achievement of such performance criteria, in each case, as the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine; provided, that Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Board of Directors and/or the Committee may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or disability or in the event of a change in control . Notwithstanding the foregoing, up to 5% of the aggregate number of Common Shares authorized for issuance under this Plan (as described in Section 4 hereof) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Board of Directors and/or the Committee determines appropriate.

(i) The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Common Shares, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, either based upon United States Generally Accepted Accounting Principles (“GAAP”) or non-GAAP financial results, in each case as specified by the Committee: earnings per share (diluted and/or basic), revenue, net profit after tax, gross profit, operating profit, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), cash flow (before or after dividends), free cash flow (or free cash flow per share), asset quality, stock price performance, unit volume, return on equity, change in working capital, change in indebtedness or financial leverage, return on capital or shareholder return, return on total capital, return on invested capital, return on investment, return on assets or net assets, market capitalization, economic value added, debt leverage (debt to capital), revenue, income or net income, operating income, operating profit or net operating profit, operating margin or profit margin, return on operating revenue, cash from operations, operating ratio, operating revenue, net service revenue and/or total backlog, days sales outstanding, health and safety or customer service.

(j) The Board of Directors and/or Committee may, in an Award agreement or otherwise, provide for the deferred delivery of Common Shares or cash upon settlement, vesting or other events with respect to restricted stock units. Notwithstanding anything herein to the contrary, in no event will election to defer the delivery of Common Shares or any other payment with respect to any Award be allowed if the Board of Directors and/or Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. The Corporation, the Board of Directors and/or the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board of Directors and/or the Committee.

(k) For purposes of this Plan, a “change in control” shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company (other than a tender offer by the Company), (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell, lease, exchange or transfer substantially all of its assets to another corporation, entity or person which is not a wholly-owned subsidiary, (iv) a person, as defined in Sections 13(d) and 14 (d) (as in effect on the date hereof) of the Exchange Act, shall acquire at any time 50% or more, or shall acquire within any 12-month period 30% or more, of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), (v) the shareholders of the Company approve and there shall be consummated a plan or proposal for the liquidation or dissolution of the Company, or (vi) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3 (as in effect on the date hereof) under the Exchange Act.

Section 4. STOCK SUBJECT TO PLAN

(a) Subject to adjustment as provided in Section 7 hereof, under the Plan as amended and restated effective May 2, 2018, the aggregate number of Common Shares approved by the Company’s stockholders to be issued or issuable pursuant to all Awards granted under the Plan is 1,690,000, reflecting an increase of 650,000 Common Shares; provided, however that no more than 337,693 of such Common Shares may be issued pursuant to Awards other than stock options and stock appreciation rights granted after December 31, 2017.

(b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued under this Plan at any time shall equal only the number of Common Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Common Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Common Shares are: (i) Common Shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) Common Shares used to pay the exercise or purchase price of a stock option or other Award, (iii) Common Shares delivered to or withheld by the Corporation to pay the withholding taxes related an Award, or (iv) Common Shares repurchased on the open market with the proceeds of a stock option exercise. Common Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Common Shares subject to Awards settled in cash shall not count as Common Shares issued under this Plan.

(c) The aggregate number of shares of Common Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 1,690,000, which number shall be calculated and adjusted pursuant to Section 7 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(d) The aggregate number of Common Shares that may be earned pursuant to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 250,000.

(e) The aggregate dollar value of equity-based Awards (based on the grant date fair value of such Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any one non-employee director shall not exceed $250,000; provided, however, that in the calendar year in which a non-employee director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Directors, the maximum aggregate dollar value of equity-based and cash compensation granted to the Participant may be up to two hundred percent (200%) of the foregoing limit and the foregoing limit shall not count any tandem stock appreciation rights.

(f) Awards may be granted and Common Shares may be issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Corporation or any subsidiary or with which the Corporation or any subsidiary combines (“Substitute Awards”). Such Awards shall not reduce the Common Shares authorized for issuance under this Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Corporation or any subsidiary, or with which the Corporation or any subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Common Shares authorized for issuance under this Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees or directors of such acquired or combined company before such acquisition or combination.

Section 5. EFFECTIVE DATE AND DURATION OF PLAN

This Plan shall be effective as of May 2, 2018, subject to ratification by the shareholders of the corporation at the Annual Meeting of Shareholders to be held on such date. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan is last approved by the shareholders of the Corporation, but Awards previously granted may extend beyond that date; provided, however, that Incentive Stock Options may not be granted under the Plan after February 21, 2028.

Section 6. ADMINISTRATION OF PLAN

(a) This Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the “Committee”), or, in the absence of a Committee, the Board of Directors itself. Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934. To the extent that any permitted action taken by the Board of Directors conflicts with action taken by the Committee, the Board of Directors action shall control. The Committee may by resolution or written policy authorize one or more officers of the Corporation to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee; provided, however, that the resolution or policy so authorizing such officer or officers shall specify that the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority shall not exceed the annual allotment of shares approved by the Committee, and any such Award shall be subject to the form of award agreement theretofore approved by the Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Corporation or any subsidiary, and/or to one or more agents.

(b) Subject to the provisions of this Plan, the Board of Directors and/or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) determine which persons are Participants and to which of such Participants if any, Awards shall be granted hereunder and the timing of any such Awards;

(iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Corporation by Participants under this Plan;

(vi) determine the extent to which adjustments are required pursuant to Section 7 hereof;

(vii) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder and to make exceptions to any such provisions if the Board of Directors and/or the Committee, in good faith, determine that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Corporation and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe);

(viii) to approve corrections in the documentation or administration of any Award; and

(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(c) All decisions, determinations and interpretations by the Board of Directors and/or the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Board of Directors and/or the Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.

Section 7. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, combination of securities, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Corporation are sold, then the Board of Directors and/or the Committee shall, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected, which adjustments need not be uniform between different Awards or different types of Awards, and which may include adjustments in (a) the number and type of, and exercise price for, shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan (including, but not limited to cancellation of Awards in exchange for cash payments), (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (c) the number and type of shares or other securities subject to the individual limits set forth in Section 4 of this Plan. In no event shall any action be taken pursuant to this Section 7 that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code. No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 7. In case of any such adjustment, the Common Shares subject to the Award shall be rounded down to the nearest whole share. The Corporation shall notify Participants holding Awards subject to any adjustments pursuant to this Section 7 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

Section 8. AMENDMENT AND TERMINATION OF PLAN

The Board of Directors may amend, alter or terminate this Plan at any time and in any manner. No amendment or alteration to the Plan or an Award or Award agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Board of Directors and/or Committee determines in its sole discretion and prior to the date of any change of control that such amendment or alteration either (i) is required or advisable in order for the Corporation, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. Notwithstanding the foregoing, no such amendment shall, without the approval of the shareholders of the Corporation:

(a) increase the maximum number of Common Shares for which Awards may be granted under this Plan;

(b) extend the term of this Plan;

(c) change the class of persons eligible to be Participants;

(d) increase the individual maximum limits in Section 4; or

(e) otherwise amend the Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Shares are traded, listed or quoted.

Section 9. LEGAL REQUIREMENTS

(a) No Common Shares issuable pursuant to an Award shall be issued or delivered unless and until, in the opinion of counsel for the Corporation, all applicable requirements of federal, state and other securities laws, and the regulations promulgated thereunder, and any applicable listing requirements of any stock exchange on which shares of the same class are then listed, shall have been fully complied with. The Corporation shall not be required to register in a Participant’s name or deliver any Common Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, the Corporation and its subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Common Shares as to which such requisite authority shall not have been obtained. No Award shall be exercisable and no Common Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Shares underlying such Award is effective and current or the Corporation has determined that such registration is unnecessary.

(b) It is the Corporation’s intent that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time. If any provision of the Plan is found not to be in compliance with Rule 16b-3 of the Exchange Act, such provision shall be null and void.

(c) The Committee may provide that the Common Shares issued upon exercise of an Award or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Award or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Corporation equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Corporation in order to satisfy tax withholding or other obligations.

Section 10. WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the corporation, any withholding tax obligations that arise by reason of a stock option exercise, disposition of Common Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Corporation in writing of such election. The Corporation and its subsidiaries shall not be required to issue Common Shares, make any payment or to recognize the transfer or disposition of Common Shares until all such obligations are satisfied. The Board of Directors may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Common Shares and/or by having the Corporation withhold a portion of the Common Shares that otherwise would be issued to him or her upon exercise of the stock option or the vesting or settlement of an Award (up to the minimum required withholding rate for the Participant, or such other rate that will not cause an adverse accounting consequence or cost), or by tendering Common Shares previously acquired.

Section 11. MISCELLANEOUS

(a) Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of retention shares or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(b) Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each stock option or stock appreciation right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, outstanding stock options may be exercised following the Participant’s death by the Participant’s beneficiaries or as permitted by the Board of Directors and/or Committee. Further, and notwithstanding the foregoing, to the extent permitted by the Board of Directors and/or Committee, the person to whom an Award is initially granted (“Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Board of Directors and/or Committee, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Board of Directors and/or Committee provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 12(b), and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

(c) This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

(d) Nothing in this Plan or an Award agreement shall interfere with or limit in any way the right of the Corporation, its subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Corporation at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any

Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Corporation, any subsidiary and/or its affiliates. Subject to Sections 5 and 8, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Corporation, its subsidiaries and/or its affiliates.

(e) Except as otherwise provided by the Committee in the Award agreement, Awards may be forfeited if the Participant terminates his or her employment with the Corporation, a subsidiary or an affiliate for any reason.

(f) To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Corporation with respect to all arrangements subject to Section 409A of the Code) upon “separation from service” (within the meaning of Section 409A of the Code) before the date that is six months after the specified employee’s separation from service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

(g) The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Corporation with respect to their Awards. If the Committee or the Corporation chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Corporation in the event of its bankruptcy or insolvency.

(h) All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

(i) Subject to the terms and conditions of the Plan, the Committee may provide that any Participant and/or any Award, including any Common Shares subject to an award, will be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Corporation from time to time. Further, to the extent any policy adopted by New York Stock Exchange (or any other exchange on which the securities of the Corporation are listed) pursuant to Section 10D of the Securities Exchange Act of 1934 requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award granted under this Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Corporation, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such policy and applicable law.

(j) Awards granted under the Plan and/or communications regarding the Plan and any Award under the Plan may be made by sent via electronic delivery through an online or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

(k) The Board of Directors shall have the authority, subject to the express limitations of the Plan, to create sub-plans hereunder necessary to comply with laws and regulations of any foreign country in which the Corporations may seek to grant an Award to a person eligible under Section 2.